UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, Massachusetts

01752

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 323-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

Julie St. John, a member of our Board of Directors and our Audit and Finance Committee, has resigned, effective September 29, 2006. Ms. St. John has informed us that her decision is not in any way because of a disagreement with the company but instead relates solely to the limitation on board service imposed by her new employer.

In addition, on October 4, 2006 Dominique Trempont was elected to our Board of Directors as a Class I director and a member of our Board’s Audit and Finance Committee. Mr. Trempont’s term expires at the 2007 Annual Meeting of Stockholders. This appointment is effective on October 5, 2006 as to the election to the Board of Directors and October 9, 2006 as to the appointment to the Audit and Finance Committee. The Board also determined that Mr. Trempont is an “independent” member of our Board and meets all of the requirements of Nasdaq and the SEC to be a member of our Audit and Finance Committee. Finally, the Board determined that Mr. Trempont is an “audit committee financial expert” as such term is defined by the SEC, and is financially sophisticated under Nasdaq standards.

Mr. Trempont, 52, is currently a member of the Board of Directors and Audit Committee of Finisar Corporation, a public technology company that develops high speed fiber optic data communication systems and test software for networks and storage, a position he has held since September 2005. Since June of 2006, Mr. Trempont has served on the Board of Directors of Cquay Technologies Corp, a private company that develops next generation search software. Mr. Trempont was CEO-in-Residence at Battery Ventures, a venture capital firm, from September 2003 to September of 2005. Prior to Battery Ventures, Mr. Trempont was Chairman, President and Chief Executive Officer of Kanisa, Inc., a software company focused on customer self-service, contact center, and peer support applications, from May 1999 to November 2002. Mr. Trempont has served as Chief Executive Officer of Gemplus Corporation, a smart card application company, and Chief Financial Officer at NeXT Software. Mr. Trempont began his career at Raychem Corporation, a high-tech material science company focused on telecommunication, electronics, automotive and other industries, including holding the position of Chief Audit Officer. Mr. Trempont received an undergraduate degree in Economics from College Saint Louis (Belgium), a bachelor's in Business Administration and Computer Sciences from IAG at the University of Louvain (Belgium) and a master's in Business Administration from INSEAD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: October 5, 2006	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman Senior Vice President and Chief Administrative and Legal Officer